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                                    EXHIBIT 5

                                   Law Offices
                    SHANNON, GRACEY, RATLIFF & MILLER, L.L.P.
                           777 Main Street, Suite 3800
                             Fort Worth, Texas 76102
                                  817/336-9333
                             Facsimile 817/336-3735

                                  June 19, 2002

AZZ incorporated
University Centre I, Suite 200
1300 South University Dr.
Fort Worth, Texas 76107

          Re:   Registration Statement on Form S-8 of AZZ incorporated

Gentlemen:

     We are acting as counsel for AZZ incorporated, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 750,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), in respect of the AZZ incorporated Long-Term Incentive Plan (the "Plan"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Articles of Incorporation, as amended, the Bylaws of the Company and the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the Texas Business Corporation Act and the federal laws of the United States of America, it is our opinion that the Shares, when sold by the Company in respect of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the commission promulgated thereunder.

                             Respectfully submitted,
                             /s/ Shannon, Gracey, Ratliff & Miller, L.L.P. Shannon, Gracey, Ratliff & Miller, L.L.P.

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